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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of (a) our report dated March 25, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph that substantially all revenues are derived from code-share agreements with US Airways, Inc., Delta Air Lines, Inc., AMR Corp., the parent of American Airlines, Inc. and United Airlines, Inc. as discussed in paragraph ten of Note 1 to the consolidated financial statements) relating to the consolidated financial statements of Republic Airways Holdings Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Republic Airways Holdings Inc. for the year ended December 31, 2004 and (b) our report dated June 24, 2005 (which report expresses an unqualified opinion and includes explanatory paragraphs that (i) substantially all revenues are derived from code-share agreements with US Airways, Inc., Delta Air Lines, Inc., AMR Corp., the parent of American Airlines, Inc. and United Airlines, Inc. as discussed in paragraph eleven of Note 1 to the supplemental combined consolidated financial statements and (ii) such financial statements give retroactive effect to the consummated business combination of Republic Airways Holdings Inc. and Shuttle America Corporation on May 6, 2005, which was accounted for in a manner similar to a pooling of interests as discussed in paragraph two of Note 1 to the supplemental combined consolidated financial statements) relating to the supplemental combined consolidated financial statements of Republic Airways Holdings Inc. and subsidiaries appearing in the Current Report on Form 8-K/A under the Securities Exchange Act of 1934 of Republic Airways Holdings Inc. dated June 27, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana
June 30, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM